UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2013

Commission File Number: 000-52752

SILVER STREAM MINING CORP.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-0439650
(IRS Employer Identification Number)

Suite 1120, 470 Granville Street

Vancouver, British Columbia

V6C 1V5 Canada

(Address of principal executive offices)

(604) 713-8010
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On September 5, 2013, Silver Stream Mining Corp. (the "Company" or "Silver Stream") signed consulting agreements (the "Agreements") with Terrence H. Byberg, Douglas R. Wood, and R. M. Robb (individually a "Consultant" or collectively the "Consultants" or "Technical Advisory Team") to advise the Board of Directors (“Board”) on mining property acquisitions, exploration, development, and production matters for the Company.

Each of the Agreements terminates on July 1, 2014. The Agreements will automatically renew for an additional one-year term unless terminated by either party with one month's advance notice. The Company may immediately terminate the Agreements upon breach by the Consultants.

Under the terms of the Agreements, each Consultant will receive: a) a sign on allotment of 400,000 shares of the Company's common stock on signing of the Agreements b) an allotment of shares for each property acquisition identified by the Technical Advisory Team and completed by the Company, or sale of a property where the purchaser is identified by the Technical Advisory Team, pursuant to which the total amount of shares will be based on the value of the acquisition or sale in the following amounts, with the shares split equally among the Technical Advisory Team: (i) Up to USD$300,000, 10.0% of the value; (ii) Between USD$300,000 and $1,000,000, 7.5% of the value; (iii) Over USD$1,000,000, 5.0% of the value (all values are divided by the weighted average closing price of the shares for the five trading days prior to the close of the acquisition or sale); c) A monthly consulting fee of USD$5,000.00 per month for each Consultant for up to ten days work (payable in shares of the Company as provided in the Agreements); and d) Participation in the Company stock option plan on an annual basis with an initial 100,000 options each.

The responsibilities of each Consultant are to: a) Oversee and provide direction for the activities of the Company's employees, geologists, and technical consultants working on the Company's projects. b) Prepare development programs and budgets for ongoing development and work programs for the Company's projects with the assistance of the Company's geologists and other consultants. c) Identify, evaluate and make recommendations to the Board with regards to potential acquisition targets to achieve the Company's objectives.

The Agreements contain confidentiality, non-competition and indemnification provisions customary for agreements of this type.

The foregoing summary of the Agreements is not complete and is qualified in its entirety by reference to the Agreements, copies of which are attached as exhibits hereto.

Item 3.02

Unregistered Sales of Equity Securities

The shares issued and to be issued to the Consultants under the Agreements were issued, and will be issued, pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by Section 4(2) of the Act in a transaction not involving any public offering.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

Description

10.1

Consulting Agreement with Terrence H. Byberg

10.2

Consulting Agreement with Douglas R. Wood

10.3

Consulting Agreement with R. M. Robb

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2013	SILVER STREAM MINING CORP.

	By:	/s/ Robert Bell
Robert Bell
President